UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 26, 2018
Date of Report (Date of earliest event reported)

CAI International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105
(Address of principal executive offices, including ZIP Code)

Registrant’s telephone number, including area code: (415) 788-0100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 26, 2018, CAI International, Inc. (the “Company”) and Container Applications Limited (“CAL”), a wholly-owned subsidiary of the Company, entered into an Amendment No. 6 (the “Amendment”) to amend that certain Third Amended and Restated Revolving Credit Agreement, by and among the Company, CAL, the guarantors named therein, Bank of America, N.A., as a lender and administrative agent, the other lending institutions party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), MUFG Union Bank, N.A. and Wells Fargo Bank, N.A., as syndication agents, Merrill Lynch, as lead arranger and book runner, and ABN AMRO Capital USA, LLC, Compass Bank, Bank of Montreal, Royal Bank of Canada and PNC Bank, National Association, as documentation agents (as amended and as may be further amended, restated, amended and restated, supplemented and otherwise in effect from time to time, the “Credit Agreement”).

Among other things, the Amendment amends the Credit Agreement to (i) extend the maturity date from March 15, 2020 to June 26, 2023, (ii) increase the total commitment level from $960 million to $1.1 billion, with ability to increase the facility by an additional $250 million without lender approval, subject to certain conditions, (iii) revise certain of the covenants, restrictions and events of default under the Credit Agreement to provide the Company and CAL with additional flexibility, including an increase in the maximum total leverage ratio from 3.75:1.00 to 4.00:1.00, subject to certain conditions, and (iv) revise the commitments and composition of the lender syndicate under the Credit Agreement. The interest rates and commitment fees under the Credit Agreement were also amended pursuant to the Amendment, with the interest rates and commitment fees based on a leverage grid which sets interest rates for Eurodollar rate loans at LIBOR plus an applicable margin ranging from 1.25% to 2.00%, base rate loans at the base rate plus an applicable margin ranging from 0.25% to 1.00%, and commitment fees ranging from 0.20% to 0.35%, in each case based on the total leverage ratio of the Company. The net impact of the amendments to the leverage grid is to potentially reduce the interest rates to the Company and CAL under the Credit Agreement.

The foregoing summary of the Amendment does not purport to be complete, and is subject to and is qualified in its entirety by the terms of the Amendment, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 of this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1
Amendment No. 6 to Third Amended and Restated Revolving Credit Agreement, dated June 26, 2018, by and among CAI International, Inc., Container Applications Limited, the guarantors named therein, Bank of America, N.A., as a lender and administrative agent, the other lending institutions party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), MUFG Union Bank, N.A. and Wells Fargo Bank, N.A., as syndication agents, Merrill Lynch, as lead arranger and book runner, and ABN AMRO Capital USA, LLC, Compass Bank, Bank of Montreal, Royal Bank of Canada and PNC Bank, National Association, as documentation agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAI INTERNATIONAL, INC.

Dated: June 28, 2018	By:	/s/ Timothy B. Page
Name: Timothy B. Page
Title: Chief Financial Officer